UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

 FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 14, 2010

ARTIFICIAL LIFE, INC.

 (Exact Name of Registrant as Specified in Its Charter)

Delaware	000-25075	04-3253298
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

26/F., 88 Hing Fat Street Causeway Bay, Hong Kong
(Address of principal executive offices)

(310) 496-4288

 (Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-2(b)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Eberhard Schonenburg as Chief Financial Officer

On July 14, 2010, the Company announced the resignation of  Eberhard Schoneburg as Chief Financial Officer of Artificial Life, Inc. (the “Company”), effective July 16, 2010.  Mr. Schoneburg will retain his positions as President, Chief Executive Officer and Chairman of the Company.

Appointment of Frank Namyslik as Chief Financial Officer

Effective July 16, 2010, Frank Namyslik was appointed Chief Financial Officer of the Company.  Mr. Namyslik, age 51 has served as the global controller of the Company since 2007 and from 2000 to 2002.  Mr. Namyslik was Head of Finance of an Institute of the University of Arts in Berlin, Germany from 2003 to 2007 and served as the Managing Director of Qnet Systems in Frankfurt, Germany from 1996 to 2000.

Employment Agreement with Frank Namyslik

In connection with Mr. Namyslik’s appointment as Chief Financial Officer, Artificial Life Europe GmbH, a subsidiary of the Company (the “Employer”), entered into an employment agreement with Mr. Namyslik.  Under the employment agreement, Mr. Namyslik will be paid a salary of Euro 12,000 per month and a commission equal to one percent of the consolidated annual net profit after taxes of the Company and its subsidiaries.  The commission is payable to Mr. Namyslik within four weeks of the filing of the Company’s Annual Report on Form 10-K with the Securities and Exchange Commission for the prior year and will only be paid if the employment agreement remains in effect at the time payment is due.  The employment agreement also provides for the grant of 300,000 options to purchase shares of the Company’s common stock under the Company’s Amended and Restated 1998 Equity Incentive Plan.   The options will vest annually in equal installments over three years.

The employment agreement contains customary covenants with respect to non-competition, intellectual property rights, and confidentiality.   Under the non-competition covenant, Mr. Namyslik cannot engage in a similar or competitive business for a period of six months after the termination of his employment.   The employment agreement can be terminated by either party upon 60 days notice or immediately by the Employer for cause.

A copy of the July 14, 2010 press release announcing the resignation of Mr. Schoneburg as Chief Financial Officer and the  appointment of Mr. Namyslik as Chief Financial Officer is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

The following is filed as an exhibit to this Current Report on Form 8-K.

Exhibit No.	Description
99.1	Press release dated July 14, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARTIFICIAL LIFE, INC.

July 19, 2010

By:    /s/ EBERHARD SCHONEBURG

Eberhard Schoneburg,
Chief Executive Officer